Exhibit 99.17
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned does hereby consent and agree to the joint filing on behalf of each of them of a Statement on Schedule 13D and all amendments thereto with respect to the units representing limited partner interests in Enterprise Products Partners L.P. beneficially owned by each of them, as applicable, and to the inclusion of this Joint Filing Agreement as an exhibit thereto.

Dated: January 18, 2011	RANDA DUNCAN WILLIAMS

	By:	(1)

Dated: January 18, 2011	The DD LLC TRUSTEES pursuant to the Dan
Duncan LLC Voting Trust Agreement

The EPCO TRUSTEES pursuant to the EPCO, Inc.
Voting Trust Agreement

The ESTATE of DAN L. DUNCAN

	By:	(1)(2)(3)

Dated: January 18, 2011	ENTERPRISE PRODUCTS COMPANY

DAN DUNCAN LLC

DFI HOLDINGS, LLC
	By:	DAN DUNCAN LLC, its sole member

DFI GP HOLDINGS, L.P.
	By:	DFI HOLDINGS, LLC, its general partner
By: DAN DUNCAN LLC, its sole member

ENTERPRISE PRODUCTS HOLDINGS LLC
	By:	DAN DUNCAN LLC, its sole member

	By:	(3)

(1)	/s/ Randa Duncan Williams
Randa Duncan Williams, individually and in the capacities set forth below, as applicable for the reporting persons noted above:
Trustee of the Dan Duncan LLC Voting Trust Agreement;
Trustee of the EPCO, Inc. Voting Trust Agreement; and
Independent Co-Executor of the Estate of Dan L. Duncan.

(2)	/s/ Ralph S. Cunningham
Dr. Ralph S. Cunningham, in the capacities set forth below as applicable for the reporting persons noted above:
Trustee of the Dan Duncan LLC Voting Trust Agreement;
Joint Filing Agreement Signature Page

Trustee of the EPCO, Inc. Voting Trust Agreement; and
Independent Co-Executor of the Estate of Dan L. Duncan.

(3)	/s/ Richard H. Bachmann
Richard H. Bachmann, in the capacities set forth below as applicable for the reporting persons noted above:
Trustee of the Dan Duncan LLC Voting Trust Agreement;
Trustee of the EPCO, Inc. Voting Trust Agreement;
Independent Co-Executor of the Estate of Dan L. Duncan;
President and Chief Executive Officer of Enterprise Products Company; and
Executive Vice President and Secretary of Dan Duncan LLC.

Dated: January 18, 2011	DUNCAN FAMILY INTERESTS, INC.

	By:	/s/ Darryl E. Smith Treasurer

Dated: January 18, 2011	EPCO HOLDINGS, INC

EPCO/FANTOME, LLC

EPCO INVESTMENTS, LLC

DD SECURITIES LLC

	By:	/s/ W. Randall Fowler
President and Chief Executive Officer of EPCO Holdings, Inc., EPCO/Fantome, LLC and
EPCO Investments, LLC
Executive Vice President, Chief Financial
Officer and Treasurer of DD Securities LLC